THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

This THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made as of the 10th day of May 2022 (the “Amendment Date”) by and among Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Operating Partnership”), and RLC V RIFC, LLC, a Colorado limited liability company (the “Contributor”).

WHEREAS, Contributor and Operating Partnership entered into that certain Contribution Agreement dated February 1, 2022 (the “Agreement”) as amended by the First Amendment on March 24, 2022, and as amended by the Second Amendment on April 29, 2022 for the contribution of a 113-room hotel business known as the Residence by Marriott Fort Collins located at 1127 Oakridge Drive, Fort Collins, Colorado 80525 (the “Property”);

WHEREAS, during the course of Operating Partnership’s due diligence studies, the Operating Partnership has realized that it will need an extension to the Due Diligence Period (as defined in the Agreement);

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.Capitalization. All capitalized terms used herein will have the meanings ascribed to those terms in the Agreement, unless otherwise specified herein.

2.Notice of Satisfaction. Pursuant to Section 2.17.1 the Operating Partnerhsip provides a condition Notice of Satisfaction, subject to the following:

a.	Prior to rendering an unconditional Notice of Satisfaction, the Contributor shall cure the defects identified in the March 24, 2022 as revised on April 11, 2022 Partner Engineering Zoning Report Exhibit D (Regulatory Defects), and any such cure shall be determined satisficed at the complete discretion of the Operating Partnership, which shall not be limited to only an administrative cure should such attempts to cure by the Contributor identify physical building defects causing an inspection and regulatory defect. If such cure is not complete by May 31, 2022 then the Operating Partnership may elect to terminate the Agreement and obtain a complete return of its Earnest Money.

3.Conflict; Counterparts.  In the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts via facsimile or email in .PDF format, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Amendment.

4.Successors and Assigns.  This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators, and assigns.

5.Ratification.  Except as set forth above, the terms of the Agreement are hereby ratified and confirmed in their entirety.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

RLC V RIFC, LLC

a Colorado limited liability company

By: _/s/ Stephen Mills______

Stephen Mills, Manager

[OPERATING PARTNERSHIP’S SIGNATURE PAGE TO FOLLOW]

OPERATING PARTNERSHIP:

LODGING FUND REIT III OP, LP

A Delaware limited partnership

By: Lodging Fund REIT III, Inc.

Its: General Partner

By:    /s/ David R. Durell

Name:  David R. Durell

Title:  Chief Investment Officer